Rule 10f-3 Transaction Form

Acquisition of Securities During Affiliated Underwritings

Participating Funds
U.S. Registered Funds (Name of Fund, Aladdin Ticker):
iShares Core U.S. Aggregate Bond ETF (ISHAGG) iShares Edge U.S. Fixed Income Balanced Risk ETF (ISHFIBR) iShares Intermediate Credit Bond ETF (ISHICRED) iShares Intermediate Government/Credit Bond ETF (ISHIGOVCR)
AZL Enhanced Bond Index Fund (AZ-CORE)
BlackRock Allocation Target Shares: Series C Portfolio
(BATSC)
BlackRock Core Bond Trust (BHK)
BlackRock Multi-Sector Income Trust (BIT)
BlackRock Limited Duration Income Trust (BLW)
BlackRock Multi Asset Income - Screened Fixed Income
Portfolio (BR-INC-PFI)
BlackRock Low Duration Bond Portfolio (BR-LO)
BlackRock Credit Strategies Income - Investment Grade (BR-
MSBIG)
Strategic Income Opportunities Fund (BR-SIP)
BlackRock Strategic Global Bond Fund, Inc. (BR-WI)
Consulting Group Capital Markets Funds (CG-CGCM)
CoreAlpha Bond Master Portfolio (MIP_CORA)
AST BlackRock Global Strategies Portfolio (Core Active)
(PRU-AA-CAB)
Advanced Series Trust - AST BlackRock Low Duration Bond
Portfolio (SMF_PRULO)
UBS PACE Intermediate Fixed Income Investments Portfolio
(UBS-PACE)

The Offering
Key Characteristics (Complete ALL Fields)
Date of
Offering
Commencement:
11-30-2016

Security Type:
BND/CORP

Issuer
Analog Devices, Inc.  (2026)

Selling
Underwriter
Credit Suisse Securities (USA) LLC

Affiliated
Underwriter(s)

[x] PNC Capital Markets LLC
[x] Other:  MUFG Securities Americas Inc. for CG-CGCM

List of
Underwriter(s)
J.P. Morgan Securities LLC, Merrill Lynch,
Pierce, Fenner & Smith Incorporated,
Credit Suisse Securities (USA) LLC, MUFG
Securities Americas Inc., Wells Fargo
Securities, LLC, PNC Capital Markets LLC,
SMBC Nikko Securities America, Inc., BMO
Capital Markets Corp., BNY Mellon Capital
Markets, LLC, TD Securities (USA) LLC,
Fifth Third Securities, Inc., Deutsche
Bank Securities Inc., HSBC Securities
(USA) Inc.

Transaction Details
Date of Purchase
11-30-2016

Purchase
Price/Share
(per share / %
of par)
$99.366

Total
Commission,
Spread or
Profit
0.650%

1.	Aggregate Principal Amount Purchased
(a+b)
$80,000,000

a. US Registered Funds
(Appendix attached with individual
Fund/Client purchase)
$17,506,000

b. Other BlackRock Clients
$62,494,000

2.	Aggregate Principal Amount of
Offering
$900,000,000

Fund Ratio
[Divide Sum of #1 by #2]
Must be less than 0.25

0.08888



Legal Requirements

Offering Type (check ONE)
The securities fall into one of the following transaction types (see Definitions):
[x] U.S. Registered Public Offering [Issuer must have 3 years of continuous operations]
[ ] Eligible Rule 144A Offering [Issuer must have 3 years of continuous operations]
[ ] Eligible Municipal Securities
[ ] Eligible Foreign Offering [Issuer must have 3 years of continuous operations]
[ ] Government Securities Offering [Issuer must have 3 years of continuous operations]

Timing and Price (check ONE or BOTH)
[x] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and
[ ] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

Firm Commitment Offering (check ONE)
[x]  YES
[ ]  NO
The securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.


No Benefit to Affiliated Underwriter (check ONE)
[x]  YES
[ ]  NO
No affiliated underwriter was a direct or indirect participant in, or benefited directly or indirectly from, the transaction.




Completed by:
Dipankar Banerjee
Date:
12-05-2016

Global Syndicate Team Member




Approved by:
Steven DeLaura
Date:
12-05-2016

Global Syndicate Team Member